Exhibit 4.17

Description of Securities

Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934

We have five classes of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) our common stock, par value $.15 per share (the “common stock”), (ii) the 0.800% Senior Notes due 2027 (the “2027 notes”) issued by Omnicom Finance Holdings plc (“OFHP”), (iii) the 1.400% Senior Notes due 2031 (the “2031 notes”) issued by OFHP, (iv) the 3.700% Senior Notes due 2032 (the “2032 notes”) issued by OFHP, and (iv) the 2.250% Senior Notes due 2033 (the “Sterling notes”) issued by Omnicom Capital Holdings plc (“OCHP”). The terms “Omnicom Group,” “we,” “us” and “our” refer to Omnicom Group Inc. together with its consolidated subsidiaries; the term “Omnicom Group Inc.” refers only to Omnicom Group Inc. and not its subsidiaries; the term “Omnicom Capital” refers only to Omnicom Capital Inc.; the term “OFHP” refers only to Omnicom Finance Holdings plc; and the term “OCHP” refers only to Omnicom Capital Holdings plc, in each case, unless the context otherwise requires or indicates.

DESCRIPTION OF OMNICOM GROUP INC. COMMON STOCK

The following briefly summarizes the material terms of Omnicom Group Inc.’s common stock. You should read the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation for provisions that may be important to you.

General

Omnicom Group Inc.’s restated certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $.15 per share.

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom Group Inc. shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock.

Omnicom Group Inc.’s shareholders elect the full board of directors annually. An affirmative vote of the holders of a majority of votes cast is required for Omnicom Group Inc.’s shareholders to remove a director, amend Omnicom Group Inc.’s by-laws or its restated certificate of incorporation and to change the number of directors comprising the full board.

The board of directors also has power to amend the by-laws or change the number of directors comprising the full board. Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are currently no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “OMC.”

DESCRIPTION OF the 2027 notes and 2031 notes

We have previously filed a registration statement on Form S-3 (File No. 333-231652), which was filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2019 and covers the issuance of the 2027 notes and 2031 notes.

The 2027 notes and 2031 notes were issued under an Indenture, dated as of July 8, 2019, as supplemented by the First Supplemental Indenture, dated as of July 8, 2019 (the “2027 and 2031 Notes Indenture”), among OFHP, as issuer, Omnicom Group Inc. and Omnicom Capital, as guarantors, and Deutsche Bank Trust Company Americas, as trustee. We have summarized certain portions of the 2027 and 2031 Notes Indenture herein. You should read the more detailed provisions of the 2027 and 2031 Notes Indenture for provisions which may be important to you.

General

2027 Notes

The 2027 notes were issued in an initial aggregate principal amount of €500 million. The notes were issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The specific terms of the 2027 notes are set forth below:

●	Title: 0.800% Senior Notes due 2027

●	Initial principal amount being issued: €500,000,000

●	Stated maturity date: July 8, 2027

●	Interest rate: 0.800%

●	Date interest starts accruing: July 8, 2019

●	Interest payment date: July 8 of each year

●	First interest payment date: July 8, 2020

●	Regular record date for interest: June 23 of each year

●	Computation of interest: Interest is computed on the basis of the actual number of days elapsed in the period for which interest is being calculated and the actual number of days from and including the last day on which interest was paid on the 2027 notes (or July 8, 2019 if no interest has been paid on the 2027 notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association).

●	Form of 2027 notes: The 2027 notes were issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg.

●	Sinking fund: The 2027 notes are not subject to any sinking fund.

●	Trustee: Deutsche Bank Trust Company Americas

●	Paying Agent, Transfer Agent and Registrar: Deutsche Bank Trust Company Americas

2031 Notes

The 2031 notes were issued in an initial aggregate principal amount of €500 million. The notes were issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The specific terms of the 2031 notes are set forth below:

●	Title: 1.400% Senior Notes due 2031

●	Initial principal amount being issued: €500,000,000

●	Stated maturity date: July 8, 2031

●	Interest rate: 1.400%

●	Date interest starts accruing: July 8, 2019

●	Interest payment date: July 8 of each year

●	First interest payment date: July 8, 2020

●	Regular record date for interest: June 23 of each year

●	Computation of interest: Interest is computed on the basis of the actual number of days elapsed in the period for which interest is being calculated and the actual number of days from and including the last day on which interest was paid on the 2031 notes (or July 8, 2019 if no interest has been paid on the 2031 notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association).

●	Form of 2031 notes: The 2031 notes were issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg.

●	Sinking fund: The 2031 notes are not subject to any sinking fund.

●	Trustee: Deutsche Bank Trust Company Americas

●	Paying Agent, Transfer Agent and Registrar: Deutsche Bank Trust Company Americas

Guarantee

Omnicom Group Inc. and Omnicom Capital have, jointly and severally, fully and unconditionally guaranteed the due and punctual payment of all obligations of OFHP under the 2027 and 2031 Notes Indenture, the 2027 notes and the 2031 notes, whether for the payment of principal of, premium, if any, or interest or any Additional Amounts (as defined below), on the 2027 notes and the 2031 notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees will be unsecured and unsubordinated obligations of Omnicom Group Inc. and Omnicom Capital and will rank equally with all of their other unsecured and unsubordinated obligations.

Each of Omnicom Group Inc. and Omnicom Capital may, by execution and delivery to the trustee of a supplemental indenture, be released from their respective guarantees upon the sale or other transfer of no less than a majority of its capital stock or of all or substantially all of its assets to an entity that is not Omnicom Group Inc. or a subsidiary of Omnicom Group Inc. and which sale or other transfer is otherwise in compliance with the requirements of the 2027 and 2031 Notes Indenture (including, with respect to Omnicom Group Inc., the assumption by any successor person of Omnicom Group Inc.’s obligations with respect to the guarantee of the 2027 notes, the 2031 notes and the 2027 and 2031 Notes Indenture), which release shall be effective without any action on the part of the trustee or any holder of the 2027 notes or the 2031 notes. In addition, upon the redemption, defeasance, retirement or any other discharge in full of all of the Original Omnicom Capital Notes or if at any time Omnicom Capital no longer guarantees or co-issues any of the Original Omnicom Capital Notes, then Omnicom Capital may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee of the 2027 notes or the 2031 notes, which release shall be effective without any action on the part of the trustee or any holder of the 2027 notes or the 2031 notes.

As used herein, the term “Original Omnicom Capital Notes” means together the (i) 3.65% Senior Notes due 2024 and (ii) 3.60% Senior Notes due 2026, in each case issued by Omnicom Group Inc. and Omnicom Capital.

Payments in Euro

Initial holders were required to pay for the 2027 notes and the 2031 notes in euro, and all payments of interest, principal and premium, if any, including payments made upon any redemption or repurchase of the 2027 notes and the 2031 notes, will be payable in euro. If, on or after June 24, 2019, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2027 notes and the 2031 notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (the “market exchange rate”). Any payment in respect of the 2027 notes and the 2031 notes so made in U.S. dollars will not constitute an event of default under the 2027 notes and the 2031 notes or the 2027 and 2031 Notes Indenture. Neither the trustee nor the paying agent for the 2027 notes and the 2031 notes has any responsibility for any calculation or conversion in connection with the foregoing.

Holders of the 2027 notes and the 2031 notes are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.

Business Day

For purposes of the 2027 notes and the 2031 notes, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the “TARGET2” system), or any successor thereto, is open.

Optional Redemption

Prior to April 8, 2027 (the date that is three months prior to the maturity date of the 2027 notes) and prior to April 8, 2031 (the date that is three months prior to the maturity date of the 2031 notes) (each, a “par call date”), the 2027 notes and the 2031 notes, respectively, are redeemable, as a whole or in part, at OFHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of the 2027 notes or the 2031 notes, as applicable, at least 15 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the 2027 notes or the 2031 notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such 2027 notes or 2031 notes discounted to the date of redemption, on an annual basis (assuming an ACTUAL/ACTUAL (ICMA) day count fraction), at the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points with respect to the 2027 notes and 30 basis points with respect to the 2031 notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, as calculated by an Independent Investment Banker.

On or after the applicable par call date, the 2027 notes and the 2031 notes will be redeemable, as a whole or in part, at OFHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such 2027 notes or 2031 notes at least 15 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the 2027 notes or the 2031 notes to be redeemed, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2027 notes or the 2031 notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker.

“Independent Investment Banker” means an investment bank of international standing appointed by us.

“Remaining Scheduled Payments” means, with respect to each 2027 note and 2031 note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such note was the applicable par call date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

On and after the redemption date, interest will cease to accrue on the 2027 notes and the 2031 notes or any portion of the 2027 notes and the 2031 notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before any redemption date, we will deposit with the paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the 2027 notes and the 2031 notes to be redeemed on such date.

If less than all of the 2027 notes or the 2031 notes are to be redeemed, the notes of such series to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below) with respect to the 2027 notes or the 2031 notes, unless OFHP has exercised its option to redeem such 2027 notes or 2031 notes as described under ” -Optional Redemption,” each holder of such 2027 notes or 2031 notes will have the right to require OFHP to repurchase all or a portion of such holder’s 2027 notes or 2031 notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of such 2027 notes or 2031 notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which OFHP becomes aware that a Change of Control Triggering Event has occurred with respect to the 2027 notes or the 2031 notes, or at OFHP’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, OFHP will be required to send, by first class mail or electronic delivery, a notice to each holder of such 2027 notes or 2031 notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

OFHP will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by OFHP and such third party purchases all 2027 notes or 2031 notes properly tendered and not withdrawn under its offer.

To the extent that OFHP is required to offer to repurchase the 2027 notes or the 2031 notes upon the occurrence of a Change of Control Triggering Event with respect to such series, it may not have sufficient funds to purchase the 2027 notes or the 2031 notes in cash at such time. In addition, OFHP’s ability to purchase the 2027 notes or the 2031 notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the 2027 notes or the 2031 notes.

OFHP will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2027 notes or 2031 notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the 2027 and 2031 Notes Indenture and the 2027 notes and 2031 notes, OFHP will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2027 and 2031 Notes Indenture and the 2027 notes and 2031 notes by virtue of any such compliance.

On each Change of Control Payment Date, the 2027 and 2031 Notes Indenture provides that OFHP will, to the extent lawful:

●	accept for payment all 2027 notes and 2031 notes or portions of the 2027 notes and 2031 notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2027 notes and 2031 notes or portions of 2027 notes and 2031 notes properly tendered and not withdrawn; and

●	deliver or cause to be delivered to the trustee the 2027 notes and the 2031 notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2027 notes and 2031 notes or portions of the 2027 notes and 2031 notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the 2027 notes or the 2031 notes is lowered by each of the Rating Agencies and such 2027 notes or 2031 notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable series of notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Omnicom Group Inc. or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Omnicom Group Inc. or one of its wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of Omnicom Group Inc.’s Voting Stock, measured by voting power rather than number of shares; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Omnicom Group Inc.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Omnicom Group Inc. becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of Omnicom Group Inc.’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2027 notes or 2031 notes to require OFHP to repurchase such 2027 notes or 2031 notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” with respect to the 2027 notes or the 2031 notes means the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to such series.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the 2027 notes or 2031 notes or fails to make a rating of 2027 notes or 2031 notes publicly available for reasons outside of OFHP’s and Omnicom Group Inc.’s and Omnicom Capital’s control, the equivalent investment grade credit rating by the replacement agency selected by OFHP in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the 2027 notes or the 2031 notes or fails to make a rating of the 2027 notes or the 2031 notes publicly available for reasons outside of OFHP’s and Omnicom Group Inc.’s and Omnicom Capital’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by OFHP as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Payment of Additional Amounts

Unless otherwise required by law, none of OFHP, Omnicom Group Inc. or Omnicom Capital will deduct or withhold from payments made by OFHP, Omnicom Group Inc. or Omnicom Capital under or with respect to the 2027 notes, the 2031 notes or the related guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that OFHP, Omnicom Group Inc. or Omnicom Capital is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the 2027 notes, the 2031 notes or the related guarantees, as the case may be, OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of the 2027 notes or the 2031 notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of the 2027 notes, the 2031 notes, or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

●	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such 2027 notes or 2031 notes) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

●	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such 2027 notes or 2031 notes, without another presence or business in such Taxing Jurisdiction);

●	has or had any present or former connection (other than the mere fact of ownership of such 2027 notes or 2031 notes) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

●	(in relation to payments by Omnicom Group Inc. and Omnicom Capital only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

●	(in relation to payments by Omnicom Group Inc. and Omnicom Capital only) actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of any of Omnicom Group Inc. or Omnicom Capital within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

●	Taxes imposed on any holder that is not the sole beneficial owner of the 2027 notes or the 2031 notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

●	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the 2027 notes or the 2031 notes, except as otherwise provided in the 2027 and 2031 Notes Indenture;

●	any Taxes imposed solely as a result of the presentation of the 2027 notes or the 2031 notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the 2027 notes or the 2031 notes been presented for payment on any date during such 30-day period;

●	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

●	any Taxes that are payable by any method other than withholding or deduction by OFHP, Omnicom Group Inc. or Omnicom Capital or any paying agent from payments in respect of the 2027 notes or the 2031 notes;

●	any Taxes required to be withheld by any paying agent from any payment in respect of any 2027 notes or 2031 notes if such payment can be made without such withholding by at least one other paying agent;

●	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

●	any combination of the above conditions.

Each of OFHP, Omnicom Group Inc. and Omnicom Capital, as applicable, also:

●	will make such withholding or deduction of Taxes;

●	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

●	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

●	upon request, will make available to the holders of the 2027 notes and the 2031 notes, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by OFHP, Omnicom Group Inc. or Omnicom Capital or if, notwithstanding OFHP’s, Omnicom Group Inc.’s or Omnicom Capital’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the 2027 notes, the 2031 notes or related guarantees is due and payable, if OFHP, Omnicom Group Inc. or Omnicom Capital will be obligated to pay Additional Amounts with respect to such payment, OFHP, Omnicom Group Inc. or Omnicom Capital will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such 2027 notes or 2031 notes on the payment date.

In addition, OFHP will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the 2027 notes and the 2031 notes.

The foregoing provisions shall survive any termination or the discharge of the 2027 and 2031 Notes Indenture and shall apply to any jurisdiction in which OFHP, Omnicom Group Inc. or Omnicom Capital or any successor to OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the 2027 and 2031 Notes Indenture, any 2027 notes, 2031 notes, or the related guarantees there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any 2027 notes or 2031 notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Redemption Upon Changes in Withholding Taxes

OFHP may redeem all, but not less than all, of the 2027 notes or the 2031 notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any, under the following conditions:

●	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which OFHP, Omnicom Group Inc. or Omnicom Capital or, in each case, any successor thereof (including a successor person formed by a consolidation with OFHP, Omnicom Group Inc. or Omnicom Capital, into which OFHP, Omnicom Group Inc. or Omnicom Capital is merged, or that acquires or leases all or substantially all of the property and assets of OFHP, Omnicom Group Inc. or Omnicom Capital) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of OFHP, Omnicom Group Inc. or Omnicom Capital (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to OFHP, Omnicom Group Inc. or Omnicom Capital;

●	as a result of such amendment or change, OFHP, Omnicom Group Inc. or Omnicom Capital becomes, or there is a substantial probability that OFHP, Omnicom Group Inc. or Omnicom Capital will become, obligated to pay Additional Amounts on the next payment date with respect to the 2027 notes or the 2031 notes (but, in the case of Omnicom Group Inc. or Omnicom Capital, only if the payment giving rise to such requirement cannot be made by OFHP, Omnicom Group Inc. or Omnicom Capital who can make such payment without the obligation to pay Additional Amounts);

●	the obligation to pay Additional Amounts cannot be avoided through OFHP’s, Omnicom Group Inc.’s or Omnicom Capital’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the 2027 notes or the 2031 notes;

●	OFHP delivers to the trustee:

●	a certificate of OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, taking commercially reasonable measures available to it; and

●	a written opinion of independent tax counsel to OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, of recognized standing to the effect that OFHP, Omnicom Group Inc. or Omnicom Capital, as the case may be, has, or there is a substantial probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

●	following the delivery of the certificate and opinion described in the previous bullet point, OFHP provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which OFHP, Omnicom Group Inc. or Omnicom Capital would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, OFHP may redeem the 2027 notes or 2031 notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Certain Covenants

Limitation on Liens

Omnicom Group Inc. will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of Omnicom Group Inc.’s properties, whether now owned or hereafter acquired, to secure any Debt of Omnicom Group Inc., any direct or indirect Subsidiary or any other Person without securing the 2027 notes and the 2031 notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

●	Permitted Liens;

●	purchase money Liens upon or in any real property or equipment acquired or held by Omnicom Group Inc. or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

●	Liens existing on June 24, 2019;

●	Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by Omnicom Group Inc. or any Subsidiary of Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc.; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Omnicom Group Inc. or such Subsidiary or acquired by Omnicom Group Inc. or such Subsidiary;

●	Liens granted by Subsidiaries of Omnicom Group Inc. (other than OFHP and Omnicom Capital) to secure Debt owed to Omnicom Group Inc. or a wholly owned Subsidiary of Omnicom Group Inc.;

●	Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Omnicom Group Inc. or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

●	Debt of a Person existing at the time such Person is merged into or consolidated with Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc. provided that such Debt was not created in contemplation of such merger, consolidation or acquisition and provided further that the aggregate principal amount of such Debt shall not exceed $50,000,000 at any time outstanding;

●	Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the board of directors of Omnicom Group Inc. in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; and

●	Liens otherwise prohibited by this covenant, securing Debt, provided that the aggregate principal amount of such secured Debt shall not exceed 20% of the Consolidated Net Worth of Omnicom Group Inc. and its Subsidiaries at any time.

Certain Definitions

Set forth below are certain defined terms used herein:

“Consolidated Net Worth” means the consolidated net worth of Omnicom Group Inc., as determined in accordance with generally accepted accounting principles in the United States of America or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

Consolidation, Merger or Sale

Omnicom Group Inc. may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” unless:

●	either (a) Omnicom Group Inc. is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United States;

●	the successor person expressly assumes Omnicom Group Inc.’s obligations with respect to its guarantee of the 2027 notes, the 2031 notes and the 2027 and 2031 Notes Indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	Omnicom Group Inc. or the successor person has delivered to the trustee the certificates and opinions required under the 2027 and 2031 Notes Indenture.

OFHP may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except with, into or to Omnicom Group Inc. or Omnicom Capital or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture OFHP’s obligations on the 2027 notes, the 2031 notes, and under the 2027 and 2031 Notes Indenture), unless:

●	either (a) OFHP is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United Kingdom, any member country of the European Union or the United States;

●	the successor person expressly assumes OFHP’s obligations with respect to the 2027 notes, the 2031 notes and the 2027 and 2031 Notes Indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	OFHP or the successor person has delivered to the trustee the certificates and opinions required under the 2027 and 2031 Notes Indenture.

Listing

The 2027 notes and the 2031 notes are listed on the New York Stock Exchange under the symbol “OMC/27” and “OMC/31”, respectively.

Defeasance

The 2027 and 2031 Notes Indenture provides OFHP may specify with respect to either the 2027 notes or 2031 notes that after OFHP, Omnicom Group Inc. or Omnicom Capital has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such 2027 notes or 2031 notes when due, then OFHP, Omnicom Group Inc. and Omnicom Capital:

●	will be deemed to have paid and satisfied their obligations on all outstanding 2027 notes or 2031 notes, which is known as “defeasance and discharge”; or

●	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such 2027 notes or 2031 notes, which is known as “covenant defeasance.”

In each case, OFHP or Omnicom Group Inc. or Omnicom Capital must also deliver to the trustee an opinion of counsel to the effect that the holders of the 2027 notes or 2031 notes will have no United States federal income tax consequences as a result of such deposit.

In addition, the 2027 and 2031 Notes Indenture provides that if Omnicom Group Inc. chooses to have the defeasance and discharge provision applied to the 2027 notes or 2031 notes, the subordination provisions of the 2027 and 2031 Notes Indenture will become ineffective upon full defeasance of the 2027 notes or 2031 notes.

When there is a defeasance and discharge, with limited exceptions, (1) the 2027 and 2031 Notes Indenture will no longer govern the 2027 notes or the 2031 notes, (2) none of OFHP, Omnicom Group Inc. or Omnicom Capital will be liable for payment, and (3) the holders of the 2027 notes or the 2031 notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, OFHP will continue to be obligated to make payments when due if the deposited funds are not sufficient.

For purposes of the 2027 notes and the 2031 notes, “government securities” means securities denominated in euro that are (i) direct obligations of the Federal Republic of Germany, the payments of which are supported by the full faith and credit of the German government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany the timely payments of which are unconditionally guaranteed as a full faith and credit obligation of the German government, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

Modification of the Indenture

Under the 2027 and 2031 Notes Indenture, OFHP, Omnicom Group Inc., Omnicom Capital and the trustee may enter into supplemental indentures without obtaining the consent of any holder of 2027 notes or 2031 notes:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with the 2027 and 2031 Notes Indenture’s provisions regarding successor corporations;

●	to comply with any requirements of the SEC in connection with the qualification of the 2027 and 2031 Notes Indenture under the Trust Indenture Act of 1939, as amended;

●	to provide for global notes in addition to or in place of certificated notes;

●	to add to, change or eliminate any of the provisions of the 2027 and 2031 Notes Indenture with respect to the 2027 notes or the 2031 notes; although no such addition, change or elimination may apply to the 2027 notes or the 2031 notes created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of the 2027 notes or the 2031 notes with respect to such provision, unless the amendment becomes effective only when there is no outstanding 2027 notes or 2031 notes created prior to such amendment and entitled to the benefit of such provision;

●	to secure the 2027 notes, the 2031 notes or any guarantees thereof;

●	to add an additional guarantor of the 2027 notes or the 2031 notes;

●	to add to OFHP’s, Omnicom Group Inc.’s or Omnicom Capital’s covenants or obligations under the 2027 and 2031 Notes Indenture for the protection of the holders of the 2027 notes and the 2031 notes or surrender any right, power or option conferred by the 2027 and 2031 Notes Indenture on OFHP, Omnicom Group Inc. or Omnicom Capital;

●	to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

●	to establish additional series of 2027 notes and 2031 notes as permitted by the 2027 and 2031 Notes Indenture.

OFHP, Omnicom Group Inc., Omnicom Capital and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the 2027 notes or the 2031 notes, modify the 2027 and 2031 Notes Indenture or the rights of the holders of the 2027 notes or the 2031 notes. No modifications may, without the consent of the holder of the 2027 notes or the 2031 notes, be made that, as to any non-consenting holders:

●	reduce the percentage of 2027 notes or the 2031 notes whose holders need to consent to the modification;

●	reduce the rate or change the time of payment of interest on the 2027 notes or the 2031 notes;

●	reduce the principal amount of or the premium, if any, on the 2027 notes or the 2031 notes;

●	change the fixed maturity of any of the 2027 notes or the 2031 notes;

●	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal amount payable upon acceleration of the maturity of any 2027 notes or 2031 notes issued originally at a discount;

●	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the 2027 notes or the 2031 notes;

●	change the currency in which any of the 2027 notes or the 2031 notes are payable;

●	impair the right to sue for the enforcement of any payment on or after the maturity of the 2027 notes or the 2031 notes;

●	release Omnicom Group Inc. or Omnicom Capital from their obligations in respect of the guarantee of the 2027 notes or the 2031 notes or modify Omnicom Group Inc.’s or Omnicom Capital’s obligations thereunder other than in accordance with the provisions of the 2027 and 2031 Notes Indenture; or

●	waive a redemption payment with respect to the 2027 notes or the 2031 notes.

Events of Default

The 2027 and 2031 Notes Indenture provides that events of default regarding the 2027 notes and the 2031 notes are:

●	failure to pay required interest on any note of such series for 30 days;

●	failure to pay principal, other than a scheduled installment payment, or premium, if any, on any note of the series when due;

●	failure to make any required deposit of any sinking fund payment when due;

●	failure to perform for 60 days after notice any other covenant in the 2027 and 2031 Notes Indenture (other than a covenant included in the 2027 and 2031 Notes Indenture solely for the benefit of a series of notes other than such series);

●	(A) OFHP’s, Omnicom Group Inc.’s or Omnicom Capital’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of OFHP, Omnicom Group Inc. or Omnicom Capital, as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to OFHP, Omnicom Group Inc. and Omnicom Capital by the trustee or to OFHP, Omnicom Group Inc., Omnicom Capital and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding 2027 notes or the 2031 notes; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the 2027 notes or 2031 notes, then the event of default by reason thereof shall be deemed not to have occurred;

●	Omnicom Group Inc.’s guarantee applicable to the 2027 notes or 2031 notes ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of the 2027 notes or 2031 notes to the holders of 2027 notes or 2031 notes, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the 2027 and 2031 Notes Indenture), and such condition shall have continued for a period of 30 days after written notice has been given to OFHP, Omnicom Group Inc. and Omnicom Capital by the trustee or to OFHP, Omnicom Group Inc., Omnicom Capital and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding 2027 notes or 2031 notes;

●	certain events of bankruptcy or insolvency, whether voluntary or not; or

●	any other event of default described in the 2027 and 2031 Notes Indenture.

If an event of default (other than the bankruptcy provision) regarding any series of 2027 notes or 2031 notes issued under the 2027 and 2031 Notes Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding 2027 notes or 2031 notes may declare the respective 2027 notes or 2031 notes due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the 2027 notes or 2031 notes shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the 2027 notes or 2031 notes. The holders of a majority in principal amount of the 2027 notes or 2031 notes may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). OFHP, Omnicom Group Inc. and Omnicom Capital are required to file annually with the trustee a statement of an officer as to the fulfillment by OFHP, Omnicom Group Inc. and Omnicom Capital of their respective obligations under the 2027 and 2031 Notes Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding 2027 notes or 2031 notes will be entitled to control certain actions of the trustee under the 2027 and 2031 Notes Indenture. Holders of a majority in principal amount of the outstanding 2027 notes or 2031 notes also will be entitled to waive past defaults regarding the respective series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a 2027 note or 2031 note. The trustee generally may not be ordered or directed by any of the holders of the 2027 notes or 2031 notes to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding the 2027 notes or 2031 notes, the trustee may use any sums that it holds under the 2027 and 2031 Notes Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of the 2027 notes or 2031 notes.

Before any holder of either the 2027 notes or 2031 notes may institute action for any remedy, except payment on the holder’s 2027 notes or 2031 notes when due, the holders of not less than 25% in principal amount of the 2027 notes or 2031 notes outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Book-Entry; Delivery and Form

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems and procedures has been obtained from sources that we believe to be reliable, but none of OFHP, Omnicom Group Inc. or Omnicom Capital takes any responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects OFHP’s understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The 2027 notes and the 2031 notes were initially represented by one or more fully registered global notes without interest coupons. Each such global note was deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. Holders may hold their interests in the global notes through Euroclear or Clearstream, Luxembourg, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the global notes are in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Euroclear and Clearstream, Luxembourg will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear or Clearstream, Luxembourg’s names on the books of their respective depositaries. Book-entry interests in the 2027 notes and the 2031 notes and all transfers relating to the 2027 notes and the the 2031 notes will be reflected in the book-entry records of Euroclear and Clearstream, Luxembourg. The address of Euroclear is 1 Boulevard Roi Albert II, 1210 Brussels, Belgium, and the address of Clearstream, Luxembourg is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg.

The distribution of the 2027 notes and the 2031 notes was cleared through Euroclear and Clearstream, Luxembourg. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream, Luxembourg participants and will settle in same-day funds. Owners of book-entry interests in the 2027 notes and the 2031 notes will receive payments relating to their notes in euro, except as otherwise set forth in the 2027 and 2031 Notes Indenture.

Euroclear and Clearstream, Luxembourg have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the 2027 notes and the 2031 notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Euroclear and Clearstream, Luxembourg govern payments, transfers, exchanges and other matters relating to the investor’s interest in the 2027 notes and the 2031 notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way.

Euroclear and Clearstream, Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Certificated Notes

If the depositary for any of the 2027 notes or the 2031 notes represented by a registered global note is at any time unwilling, unable or no longer qualified to continue as depositary for the registered global note of such series and a successor is not appointed by OFHP within 90 days, OFHP will issue 2027 notes or 2031 notes in definitive form in exchange for the registered global note of such series that had been held by the depositary. 2027 notes and 2031 notes issued in definitive form in exchange for a registered global note of such series will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note of such series that had been held by the depositary.

DESCRIPTION OF 2032 NOTES

We have previously filed a registration statement on Form S-3 (File No. 333-261046), which was filed with the SEC on November 17, 2021 and covers the issuance of the 2032 notes.

The 2032 notes were issued under an Indenture, dated as of March 6, 2024, as supplemented by the First Supplemental Indenture, dated as of March 6, 2024 (the “2032 Notes Indenture”), among OFHP, as issuer, Omnicom Group Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We have summarized certain portions of the 2032 Notes Indenture herein. You should read the more detailed provisions of the 2032 Notes Indenture for provisions which may be important to you.

General

2032 Notes

The 2032 notes were issued in an initial aggregate principal amount of €600 million. The notes were issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The specific terms of the 2032 notes are set forth below:

●	Title: 3.700% Senior Notes due 2032

●	Initial principal amount being issued: €600,000,000

●	Stated maturity date: March 6, 2032

●	Interest rate: 3.700%

●	Date interest starts accruing: March 6, 2024

●	Interest payment date: March 6 of each year

●	First interest payment date: March 6, 2025

●	Regular record date for interest: March 6 of each year

●	Computation of interest: Interest will be computed on the basis of the actual number of days elapsed in the period for which interest is being calculated and the actual number of days from and including the last day on which interest was paid on the 2032 notes (or March 6, 2024 if no interest has been paid on the 2032 notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association).

●	Form of 2032 notes: The 2032 notes were issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg.

●	Sinking fund: The 2032 notes are not subject to any sinking fund.

●	Trustee: Deutsche Bank Trust Company Americas

●	Paying Agent, Transfer Agent and Registrar: Deutsche Bank Trust Company Americas

Guarantee

Omnicom Group Inc. has fully and unconditionally guaranteed the due and punctual payment of all obligations of OFHP under the 2032 Notes Indenture and the 2032 notes, whether for the payment of principal of, premium, if any, or interest or any Additional Amounts (as defined below), on the 2032 notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees will be unsecured and unsubordinated obligations of Omnicom Group Inc. and will rank equally with all of its other unsecured and unsubordinated obligations.

Payments in Euro

Initial holders were required to pay for the 2032 notes in euro, and all payments of interest, principal and premium, if any, including payments made upon any redemption or repurchase of the 2032 notes, will be payable in euro. If, on or after February 28, 2024, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-Member States of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2032 notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars by us at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (the “market exchange rate”). Any payment in respect of the 2032 notes so made in U.S. dollars will not constitute an event of default under the 2032 notes or the 2032 Notes Indenture. Neither the trustee nor the paying agent for the 2032 notes has any responsibility for any calculation or conversion in connection with the foregoing.

Holders of the 2032 notes are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.

Business Day

For purposes of the 2032 notes, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the “TARGET2” system), or any successor thereto, is open.

Optional Redemption

Prior to December 6, 2031 (the date that is three months prior to the maturity date of the 2032 notes (the “par call date”)), the 2032 notes are redeemable, as a whole or in part, at OFHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such 2032 notes at least 15 days but not more than 60 days prior to the redemption. The redemption price, as determined by us, will be equal to the greater of (1) 100% of the principal amount of the 2032 notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such 2032 notes discounted to the date of redemption, on an annual basis (assuming an ACTUAL/ACTUAL (ICMA) day count fraction), at the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On or after the par call date, the 2032 notes will be redeemable, as a whole or in part, at OFHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such 2032 notes at least 15 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the 2032 notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

“Remaining Scheduled Payments” means, with respect to each 2032 note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such 2032 note was the par call date; provided, however, that, if such redemption date is not an interest payment date with respect to such 2032 note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

On and after the redemption date, interest will cease to accrue on the 2032 notes or any portion of the 2032 notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before any redemption date, we will deposit with the paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the 2032 notes to be redeemed on such date.

If less than all of the 2032 notes are to be redeemed, the 2032 notes to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless OFHP has exercised its option to redeem the 2032 notes as described under “-Optional Redemption,” each holder of such 2032 notes will have the right to require OFHP to repurchase all or a portion of such holder’s 2032 notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of 2032 notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which OFHP becomes aware that a Change of Control Triggering Event has occurred, or at OFHP’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, OFHP will be required to send, by first class mail or electronic delivery, a notice to each holder of 2032 notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

OFHP will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by OFHP and such third party purchases all 2032 notes properly tendered and not withdrawn under its offer.

To the extent that OFHP is required to offer to repurchase the 2032 notes upon the occurrence of a Change of Control Triggering Event, it may not have sufficient funds to purchase the 2032 notes in cash at such time. In addition, OFHP’s ability to purchase the 2032 notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the 2032 notes.

OFHP will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2032 notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the 2032 Notes Indenture and the 2032 notes, OFHP will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the 2032 Notes Indenture and the 2032 notes by virtue of any such compliance.

On the Change of Control Payment Date, the 2032 Notes Indenture provides that OFHP will, to the extent lawful:

●	accept for payment all 2032 notes or portions of 2032 notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2032 notes or portions of 2032 notes properly tendered and not withdrawn; and

●	deliver or cause to be delivered to the trustee the 2032 notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2032 notes or portions of 2032 notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the 2032 notes is lowered by each of the Rating Agencies and such 2032 notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the 2032 notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Omnicom Group Inc. or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Omnicom Group Inc. or one of its wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of Omnicom Group Inc.’s Voting Stock, measured by voting power rather than number of shares; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Omnicom Group Inc.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Omnicom Group Inc. becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of Omnicom Group Inc.’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 2032 notes to require OFHP to repurchase such 2032 notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the 2032 notes or fails to make a rating of the 2032 notes publicly available for reasons outside of OFHP’s and Omnicom Group Inc.’s control, the equivalent investment grade credit rating by the replacement agency selected by OFHP in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the 2032 notes or fails to make a rating of the 2032 notes publicly available for reasons outside of OFHP’s and Omnicom Group Inc.’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by OFHP as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Payment of Additional Amounts

Unless otherwise required by law, none of OFHP or Omnicom Group Inc. will deduct or withhold from payments made by OFHP or Omnicom Group Inc. under or with respect to the 2032 notes and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that OFHP or Omnicom Group Inc. is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the 2032 notes or the related guarantee, as the case may be, OFHP or Omnicom Group Inc., as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of 2032 notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of 2032 notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

●	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such 2032 notes) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

●	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such 2032 notes, without another presence or business in such Taxing Jurisdiction);

●	has or had any present or former connection (other than the mere fact of ownership of such 2032 notes) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

●	(in relation to payments by Omnicom Group Inc. only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

●	(in relation to payments by Omnicom Group Inc. only) is or was a “10-percent shareholder” of Omnicom Group Inc. within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions;

●	Taxes imposed on any holder that is not the sole beneficial owner of the 2032 notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

●	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the 2032 notes, except as otherwise provided in the 2032 Notes Indenture;

●	any Taxes imposed solely as a result of the presentation of such 2032 notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the 2032 notes been presented for payment on any date during such 30-day period;

●	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

●	any Taxes that are payable by any method other than withholding or deduction by OFHP or Omnicom Group Inc. or any paying agent from payments in respect of such 2032 notes;

●	any Taxes required to be withheld by any paying agent from any payment in respect of the 2032 notes if such payment can be made without such withholding by at least one other paying agent in the United States or the United Kingdom;

●	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

●	any combination of the above conditions.

Each of OFHP and Omnicom Group Inc., as applicable, also:

●	will make such withholding or deduction of Taxes;

●	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

●	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

●	upon request, will make available to the holders of the 2032 notes, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by OFHP or Omnicom Group Inc. or if, notwithstanding OFHP’s or Omnicom Group Inc.’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the 2032 notes or related guarantee is due and payable, if OFHP or Omnicom Group Inc. will be obligated to pay Additional Amounts with respect to such payment, OFHP or Omnicom Group Inc. will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such 2032 notes on the payment date.

In addition, OFHP will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the 2032 notes.

The foregoing provisions shall survive any termination or the discharge of the 2032 Notes Indenture and shall apply to any jurisdiction in which OFHP, Omnicom Group Inc. or any successor to OFHP or Omnicom Group Inc., as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the 2032 Notes Indenture, any 2032 notes or the related guarantee there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any 2032 notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Redemption Upon Changes in Withholding Taxes

OFHP may redeem all, but not less than all, of the 2032 notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any, under the following conditions:

●	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which OFHP or Omnicom Group Inc. or, in each case, any successor thereof (including a successor person formed by a consolidation with OFHP or Omnicom Group Inc., into which OFHP or Omnicom Group Inc. is merged, or that acquires or leases all or substantially all of the property and assets of OFHP or Omnicom Group Inc.) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of OFHP or Omnicom Group Inc. (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to OFHP or Omnicom Group Inc.;

●	as a result of such amendment or change, OFHP or Omnicom Group Inc. becomes, or there is a substantial probability that OFHP or Omnicom Group Inc. will become, obligated to pay Additional Amounts on the next payment date with respect to the 2032 notes (but, in the case of Omnicom Group Inc., only if the payment giving rise to such requirement cannot be made by OFHP or Omnicom Group Inc. who can make such payment without the obligation to pay Additional Amounts);

●	the obligation to pay Additional Amounts cannot be avoided through OFHP’s or Omnicom Group Inc.’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the 2032 notes;

●	OFHP or Omnicom Group Inc., as the case may be:

●	delivers to the trustee a certificate of OFHP or Omnicom Group Inc., as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by OFHP or Omnicom Group Inc., as the case may be, taking commercially reasonable measures available to it; and

●	based upon a written opinion of independent tax counsel to OFHP or Omnicom Group Inc., as the case may be, of recognized standing to the effect that OFHP or Omnicom Group Inc., as the case may be, has, or there is a substantial probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

●	following the delivery of the certificate and opinion described in the previous bullet point, OFHP provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which OFHP or Omnicom Group Inc. would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, OFHP may redeem the 2032 notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Certain Covenants

Limitation on Liens

Omnicom Group Inc. will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of Omnicom Group Inc.’ properties, whether now owned or hereafter acquired, to secure any Debt of Omnicom Group Inc., any direct or indirect Subsidiary or any other Person without securing the 2032 notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

●	Permitted Liens;

●	purchase money Liens upon or in any real property or equipment acquired or held by Omnicom Group Inc. or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

●	Liens existing on February 28, 2024;

●	Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by Omnicom Group Inc. or any Subsidiary of Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc.; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Omnicom Group Inc. or such Subsidiary or acquired by Omnicom Group Inc. or such Subsidiary;

●	Liens granted by Subsidiaries of Omnicom Group Inc. (other than OFHP) to secure Debt owed to Omnicom Group Inc. or a wholly owned Subsidiary of Omnicom Group Inc.;

●	Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Omnicom Group Inc. or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

●	Debt of a Person existing at the time such Person is merged into or consolidated with Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc. provided that such Debt was not created in contemplation of such merger, consolidation or acquisition and provided further that the aggregate principal amount of such Debt shall not exceed $50,000,000 at any time outstanding;

●	Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the board of directors of Omnicom Group Inc. in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

●	any assignment of accounts receivable (a) by and among Omnicom Group Inc. and its Subsidiaries or (b) pursuant to non-recourse factoring or similar arrangements or otherwise in an aggregate amount not to exceed in any fiscal year the greater of $500,000,000 (measured as the face value of such accounts receivable at the time of assignment) and 10.0% of the consolidated accounts receivable of Omnicom Group Inc. and its Subsidiaries as reflected in the consolidated balance sheet of Omnicom Group Inc. as of the end of the fiscal year of Omnicom Group Inc. most recently ended prior to such assignment for which financial statements are available; and

●	Liens otherwise prohibited by this covenant, securing Debt or other obligations in an aggregate amount at any time outstanding plus (b) the aggregate face value at the time of assignment of such accounts receivable assigned, the assignment of which is not otherwise permitted by the foregoing exceptions, in an aggregate amount not to exceed 20% of Consolidated Net Worth of Omnicom Group Inc. and its Subsidiaries as set forth in Omnicom Group Inc.’s most recently available financial statements.

Certain Definitions

Set forth below are certain defined terms used herein:

“Consolidated Net Worth” means the consolidated net worth of Omnicom Group Inc., as determined in accordance with generally accepted accounting principles in the United States of America or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

Consolidation, Merger or Sale

OFHP and Omnicom Group Inc. may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of OFHP with, into or to Omnicom Group Inc. or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture OFHP’s obligations on the 2032 notes and under the 2032 Notes Indenture), unless:

●	either (a) OFHP or Omnicom Group Inc., as applicable, is the successor person or (b) the successor person is an entity organized under the laws of (i) in the case of OFHP, the United Kingdom, any member country of the European Union or the United States or (ii) in the case of Omnicom Group Inc., the United States;

●	the successor person expressly assumes (a) in the case of OFHP, OFHP’s obligations with respect to the 2032 notes and the 2032 Notes Indenture or (b) in the case of Omnicom Group Inc., Omnicom Group Inc.’s obligations with respect to its guarantee of 2032 notes and the 2032 Notes Indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	OFHP or Omnicom Group Inc., as applicable, or the successor person has delivered to the trustee the certificates and opinions required under the 2032 Notes Indenture.

Listing

The 2032 notes are listed on the New York Stock Exchange under the symbol “OMC/32”.

Defeasance

The 2032 Notes Indenture will provide that OFHP may specify with respect to the 2032 notes that after OFHP or Omnicom Group Inc. has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the 2032 notes when due, then OFHP and Omnicom Group Inc.:

●	will be deemed to have paid and satisfied their obligations on all outstanding 2032 notes, which is known as “defeasance and discharge”; or

●	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the 2032 notes, which is known as “covenant defeasance.”

In each case, OFHP or Omnicom Group Inc. must also deliver to the trustee an opinion of counsel to the effect that the holders of the 2032 notes will have no United States federal income tax consequences as a result of such deposit.

In addition, the 2032 Notes Indenture provides that if Omnicom Group Inc. chooses to have the defeasance and discharge provision applied to the 2032 notes, the subordination provisions of the 2032 Notes Indenture will become ineffective upon full defeasance of the 2032 notes.

When there is a defeasance and discharge, with limited exceptions, (1) the 2032 Notes Indenture will no longer govern the 2032 notes, (2) neither OFHP nor Omnicom Group Inc. will be liable for payment, and (3) the holders of the 2032 notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, OFHP will continue to be obligated to make payments when due if the deposited funds are not sufficient.

For purposes of the 2032 notes, “government securities” means securities denominated in euro that are (i) direct obligations of the Federal Republic of Germany, the payments of which are supported by the full faith and credit of the German federal government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the timely payments of which are unconditionally guaranteed as a full faith and credit obligation of the German federal government, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

Modification of the 2032 Notes Indenture

Under the 2032 Notes Indenture, OFHP, Omnicom Group Inc., and the trustee may enter into supplemental indentures without obtaining the consent of any holder of 2032 notes:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with the 2032 Notes Indenture’s provisions regarding successor corporations;

●	to comply with any requirements of the SEC in connection with the qualification of the 2032 Notes Indenture under the Trust Indenture Act of 1939, as amended;

●	to provide for global notes in addition to or in place of certificated notes;

●	to add to, change or eliminate any of the provisions of the 2032 Notes Indenture with respect to the 2032 notes; although no such addition, change or elimination may apply to the 2032 notes created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such 2032 notes with respect to such provision, unless the amendment becomes effective only when there is no outstanding 2032 notes created prior to such amendment and entitled to the benefit of such provision;

●	to secure the 2032 notes or any guarantee thereof;

●	to add an additional guarantor of any series of 2032 notes;

●	to add to OFHP’s or Omnicom Group Inc.’s covenants or obligations under the 2032 Notes Indenture for the protection of the holders of the 2032 notes or surrender any right, power or option conferred by the 2032 Notes Indenture on OFHP or Omnicom Group Inc.;

●	to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

●	to establish additional series of 2032 notes as permitted by the 2032 Notes Indenture.

OFHP, Omnicom Group Inc. and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the 2032 notes, modify the 2032 Notes Indenture or the rights of the holders of the 2032 notes. No modifications may, without the consent of the holder of the 2032 notes, be made that, as to any non-consenting holders:

●	reduce the percentage of 2032 notes whose holders need to consent to the modification;

●	reduce the rate or change the time of payment of interest on the 2032 notes;

●	reduce the principal amount of or the premium, if any, on the 2032 notes;

●	change the fixed maturity of any of the 2032 notes;

●	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal amount payable upon acceleration of the maturity of any 2032 notes issued originally at a discount;

●	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the 2032 notes;

●	change the currency in which any of the 2032 notes are payable;

●	impair the right to sue for the enforcement of any payment on or after the maturity of the 2032 notes;

●	release Omnicom Group Inc. from its obligations in respect of the guarantee of the 2032 notes or modify Omnicom Group Inc.’s obligations thereunder other than in accordance with the provisions of the 2032 Notes Indenture; or

●	waive a redemption payment with respect to the 2032 notes.

Events of Default

The 2032 Notes Indenture provides that events of default regarding the 2032 notes are:

●	failure to pay required interest on the 2032 notes for 30 days;

●	failure to pay principal, other than a scheduled installment payment, or premium, if any, on the 2032 notes when due;

●	failure to make any required deposit of any sinking fund payment when due;

●	failure to perform for 60 days after notice any other covenant in the 2032 Notes Indenture (other than a covenant included in the 2032 Notes Indenture solely for the benefit of a series of notes other than the 2032 notes);

●	(A) OFHP’s or Omnicom Group Inc.’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of OFHP or Omnicom Group Inc., as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to OFHP and Omnicom Group Inc. by the trustee or to OFHP, Omnicom Group Inc., and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding 2032 notes; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the 2032 notes, then the event of default by reason thereof shall be deemed not to have occurred;

●	Omnicom Group Inc.’s guarantee applicable to the 2032 notes ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of the 2032 notes to the holders of such 2032 notes, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the 2032 Notes Indenture), and such condition shall have continued for a period of 30 days after written notice has been given to OFHP and Omnicom Group Inc. by the trustee or to OFHP, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding 2032 notes;

●	certain events of bankruptcy or insolvency, whether voluntary or not; or

●	any other event of default described in the 2032 Notes Indenture.

If an event of default (other than the bankruptcy provision) regarding any series of 2032 notes issued under the 2032 Notes Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding 2032 notes may declare the 2032 notes due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the 2032 notes shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the 2032 notes. The holders of a majority in principal amount of 2032 notes may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). OFHP and Omnicom Group Inc. are required to file annually with the trustee a statement of an officer as to the fulfillment by OFHP and Omnicom Group Inc. of their respective obligations under the 2032 Notes Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding 2032 notes will be entitled to control certain actions of the trustee under the 2032 Notes Indenture. Holders of a majority in principal amount of the outstanding 2032 notes also will be entitled to waive past defaults regarding the 2032 notes, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of the 2032 notes. The trustee generally may not be ordered or directed by any of the holders of 2032 notes to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding the 2032 notes, the trustee may use any sums that it holds under the 2032 Notes Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of 2032 notes.

Before any holder of the 2032 notes may institute action for any remedy, except payment on the holder’s 2032 notes when due, the holders of not less than 25% in principal amount of the 2032 notes outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Book-Entry; Delivery and Form

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems and procedures has been obtained from sources that we believe to be reliable, but none of OFHP or Omnicom Group Inc. takes any responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects OFHP’s understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The 2032 notes were initially represented by one or more fully registered global notes without interest coupons. Each such global note was deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. Holders may hold their interests in the global notes through Euroclear or Clearstream, Luxembourg, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the global notes are in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Euroclear and Clearstream, Luxembourg will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear or Clearstream, Luxembourg’s names on the books of their respective depositaries. Book-entry interests in the 2032 notes and all transfers relating to the 2032 notes will be reflected in the book-entry records of Euroclear and Clearstream, Luxembourg. The address of Euroclear is 1 Boulevard Roi Albert II, 1210 Brussels, Belgium, and the address of Clearstream, Luxembourg is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg.

The distribution of the 2032 notes was cleared through Euroclear and Clearstream, Luxembourg. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream, Luxembourg participants and will settle in same-day funds. Owners of book-entry interests in the 2032 notes will receive payments relating to their notes in euro, except as otherwise set forth in the 2032 Notes Indenture.

Euroclear and Clearstream, Luxembourg have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the 2032 notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Euroclear and Clearstream, Luxembourg govern payments, transfers, exchanges and other matters relating to the investor’s interest in the 2032 notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way.

Euroclear and Clearstream, Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Certificated Notes

If the depositary for the 2032 notes represented by a registered global note is at any time unwilling, unable or no longer qualified to continue as depositary for the registered global note and a successor is not appointed by OFHP within 90 days, OFHP will issue 2032 notes in definitive form in exchange for the registered global note that had been held by the depositary. Any 2032 notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary.

DESCRIPTION OF STERLING NOTES

We have previously filed a registration statement on Form S-3 (File No. 333-261046), which was filed with the SEC on November 17, 2021 and covers the issuance of the Sterling notes.

The Sterling notes were issued under an Indenture, dated as of November 22, 2021, as supplemented by the First Supplemental Indenture, dated as of November 22, 2021 (the “Sterling Notes Indenture”), among OCHP, as issuer, Omnicom Group Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We have summarized certain portions of the Sterling Notes Indenture herein. You should read the more detailed provisions of the Sterling Notes Indenture for provisions which may be important to you.

General

Sterling Notes

The Sterling notes were issued in an initial aggregate principal amount of £325 million. The notes were issued only in registered form, without coupons, in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

The specific terms of the Sterling notes are set forth below:

●	Title: 2.250% Senior Notes due 2033

●	Initial principal amount being issued: £325,000,000

●	Stated maturity date: November 22, 2033

●	Interest rate: 2.250%

●	Date interest starts accruing: November 22, 2021

●	Interest payment date: November 22 of each year

●	First interest payment date: November 22, 2022

●	Regular record date for interest: November 7 of each year

●	Computation of interest: Interest will be computed on the basis of the actual number of days elapsed in the period for which interest is being calculated and the actual number of days from and including the last day on which interest was paid on the Sterling notes (or November 22, 2021 if no interest has been paid on the Sterling notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association).

●	Form of Sterling notes: The Sterling notes were issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg.

●	Sinking fund: The Sterling notes are not subject to any sinking fund.

●	Trustee: Deutsche Bank Trust Company Americas

●	Paying Agent, Transfer Agent and Registrar: Deutsche Bank Trust Company Americas

Guarantee

Omnicom Group Inc. has fully and unconditionally guaranteed the due and punctual payment of all obligations of OCHP under the Sterling Notes Indenture and the Sterling notes, whether for the payment of principal of, premium, if any, or interest or any Additional Amounts (as defined below), on the Sterling notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees will be unsecured and unsubordinated obligations of Omnicom Group Inc. and will rank equally with all of its other unsecured and unsubordinated obligations.

Payments in Sterling

Initial holders were required to pay for the Sterling notes in Sterling, and all payments of interest, principal and premium, if any, including payments made upon any redemption or repurchase of the Sterling notes, will be payable in Sterling. If, on or after November 17, 2021, the Sterling is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Sterling is no longer being used by the United Kingdom as its currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Sterling notes will be made in U.S. dollars until the Sterling is again available to us or so used. In such circumstances, the amount payable on any date in Sterling will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/Sterling exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (the “market exchange rate”). Any payment in respect of the Sterling notes so made in U.S. dollars will not constitute an event of default under the Sterling notes or the Sterling Notes Indenture. Neither the trustee nor the paying agent for the Sterling notes has any responsibility for any calculation or conversion in connection with the foregoing.

Holders of the Sterling notes are subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.

Business Day

For purposes of the Sterling notes, “Business Day” means any day other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close.

Optional Redemption

Prior to August 22, 2033 (the date that is three months prior to the maturity date of the Sterling notes (the “par call date”)), the Sterling notes are redeemable, as a whole or in part, at OCHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of Sterling notes at least 15 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Sterling notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Sterling notes discounted to the date of redemption, on an annual basis (assuming an ACTUAL/ACTUAL (ICMA) day count fraction), at the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, as calculated by an Independent Investment Banker.

On or after the par call date, the Sterling notes will be redeemable, as a whole or in part, at OCHP’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such Sterling notes at least 15 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a bond that is a direct obligation of the United Kingdom, whose maturity is closest to the maturity of the Sterling notes to be redeemed, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other UK government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, UK government bonds selected by such Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the applicable comparable government bond on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by us.

“Independent Investment Banker” means an investment bank of international standing appointed by us.

“Remaining Scheduled Payments” means, with respect to each Sterling note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such Sterling note was the par call date; provided, however, that, if such redemption date is not an interest payment date with respect to such Sterling note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

On and after the redemption date, interest will cease to accrue on the Sterling notes or any portion of the Sterling notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before any redemption date, we will deposit with the paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Sterling notes to be redeemed on such date.

If less than all of the Sterling notes are to be redeemed, the Sterling notes to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless OCHP has exercised its option to redeem the Sterling notes as described under “-Optional Redemption,” each holder of Sterling notes will have the right to require OCHP to repurchase all or a portion of such holder’s Sterling notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of Sterling notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which OCHP becomes aware that a Change of Control Triggering Event has occurred, or at OCHP’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, OCHP will be required to send, by first class mail or electronic delivery, a notice to each holder of Sterling notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

OCHP will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by OCHP and such third party purchases all Sterling notes properly tendered and not withdrawn under its offer.

To the extent that OCHP is required to offer to repurchase the Sterling notes upon the occurrence of a Change of Control Triggering Event, it may not have sufficient funds to purchase the Sterling notes in cash at such time. In addition, OCHP’s ability to purchase the Sterling notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the Sterling notes.

OCHP will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Sterling notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Sterling Notes Indenture and the Sterling notes, OCHP will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Sterling Notes Indenture and the Sterling notes by virtue of any such compliance.

On each Change of Control Payment Date, the Sterling Notes Indenture provides that OCHP will, to the extent lawful:

●	accept for payment all Sterling notes or portions of Sterling notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Sterling notes or portions of Sterling notes properly tendered and not withdrawn; and

●	deliver or cause to be delivered to the trustee the Sterling notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Sterling notes or portions of Sterling notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the Sterling notes is lowered by each of the Rating Agencies and such Sterling notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Sterling notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Omnicom Group Inc. or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Omnicom Group Inc. or one of its wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of Omnicom Group Inc.’s Voting Stock, measured by voting power rather than number of shares; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Omnicom Group Inc.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Omnicom Group Inc. becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of Omnicom Group Inc.’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Sterling notes to require OCHP to repurchase such Sterling notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Omnicom Group Inc. and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the Sterling notes or fails to make a rating of such Sterling notes publicly available for reasons outside of OCHP’s and Omnicom Group Inc.’s control, the equivalent investment grade credit rating by the replacement agency selected by OCHP in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Sterling notes or fails to make a rating of the Sterling notes publicly available for reasons outside of OCHP’s and Omnicom Group Inc.’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by OCHP as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Payment of Additional Amounts

Unless otherwise required by law, none of OCHP or Omnicom Group Inc. will deduct or withhold from payments made by OCHP or Omnicom Group Inc. under or with respect to the Sterling notes and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that OCHP or Omnicom Group Inc. is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Sterling notes or the related guarantee, as the case may be, OCHP or Omnicom Group Inc., as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Sterling notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of Sterling notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

●	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such Sterling notes) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

●	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such Sterling notes, without another presence or business in such Taxing Jurisdiction);

●	has or had any present or former connection (other than the mere fact of ownership of such Sterling notes) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

●	(in relation to payments by Omnicom Group Inc. only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

●	(in relation to payments by Omnicom Group Inc. only) is or was a “10-percent shareholder” of Omnicom Group Inc. within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions;

●	Taxes imposed on any holder that is not the sole beneficial owner of the Sterling notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

●	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the Sterling notes, except as otherwise provided in the Sterling Notes Indenture;

●	any Taxes imposed solely as a result of the presentation of such Sterling notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the Sterling notes been presented for payment on any date during such 30-day period;

●	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

●	any Taxes that are payable by any method other than withholding or deduction by OCHP or Omnicom Group Inc. or any paying agent from payments in respect of such Sterling notes;

●	any Taxes required to be withheld by any paying agent from any payment in respect of the Sterling notes if such payment can be made without such withholding by at least one other paying agent in the United States or the United Kingdom;

●	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

●	any combination of the above conditions.

Each of OCHP and Omnicom Group Inc., as applicable, also:

●	will make such withholding or deduction of Taxes;

●	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

●	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

●	upon request, will make available to the holders of the Sterling notes, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by OCHP or Omnicom Group Inc. or if, notwithstanding OCHP’s or Omnicom Group Inc.’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the Sterling notes or related guarantee is due and payable, if OCHP or Omnicom Group Inc. will be obligated to pay Additional Amounts with respect to such payment, OCHP or Omnicom Group Inc. will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such Sterling notes on the payment date.

In addition, OCHP will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the Sterling notes.

The foregoing provisions shall survive any termination or the discharge of the Sterling Notes Indenture and shall apply to any jurisdiction in which OCHP or Omnicom Group Inc. or any successor to OCHP or Omnicom Group Inc., as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the Sterling Notes Indenture, any Sterling notes or the related guarantee there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any Sterling notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Redemption Upon Changes in Withholding Taxes

OCHP may redeem all, but not less than all, of the Sterling notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any, under the following conditions:

●	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which OCHP or Omnicom Group Inc. or, in each case, any successor thereof (including a successor person formed by a consolidation with OCHP or Omnicom Group Inc., into which OCHP or Omnicom Group Inc. is merged, or that acquires or leases all or substantially all of the property and assets of OCHP or Omnicom Group Inc.) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of OCHP or Omnicom Group Inc. (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to OCHP or Omnicom Group Inc.;

●	as a result of such amendment or change, OCHP or Omnicom Group Inc. becomes, or there is a substantial probability that OCHP or Omnicom Group Inc. will become, obligated to pay Additional Amounts on the next payment date with respect to the Sterling notes (but, in the case of Omnicom Group Inc., only if the payment giving rise to such requirement cannot be made by OCHP or Omnicom Group Inc. who can make such payment without the obligation to pay Additional Amounts);

●	the obligation to pay Additional Amounts cannot be avoided through OCHP’s or Omnicom Group Inc.’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the Sterling notes;

●	OCHP or Omnicom Group Inc., as the case may be:

●	delivers to the trustee a certificate of OCHP or Omnicom Group Inc., as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by OCHP or Omnicom Group Inc., as the case may be, taking commercially reasonable measures available to it; and

●	based upon a written opinion of independent tax counsel to OCHP or Omnicom Group Inc., as the case may be, of recognized standing to the effect that OCHP or Omnicom Group Inc., as the case may be, has, or there is a substantial probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

●	following the delivery of the certificate and opinion described in the previous bullet point, OCHP provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which OCHP or Omnicom Group Inc. would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, OCHP may redeem the Sterling notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Certain Covenants

Limitation on Liens

Omnicom Group Inc. will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of Omnicom Group Inc.’ properties, whether now owned or hereafter acquired, to secure any Debt of Omnicom Group Inc., any direct or indirect Subsidiary or any other Person without securing the Sterling notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

●	Permitted Liens;

●	purchase money Liens upon or in any real property or equipment acquired or held by Omnicom Group Inc. or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

●	Liens existing on November 17, 2021;

●	Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by Omnicom Group Inc. or any Subsidiary of Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc.; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with Omnicom Group Inc. or such Subsidiary or acquired by Omnicom Group Inc. or such Subsidiary;

●	Liens granted by Subsidiaries of Omnicom Group Inc. (other than OCHP) to secure Debt owed to Omnicom Group Inc. or a wholly owned Subsidiary of Omnicom Group Inc.;

●	Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Omnicom Group Inc. or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

●	Debt of a Person existing at the time such Person is merged into or consolidated with Omnicom Group Inc. or becomes a Subsidiary of Omnicom Group Inc. provided that such Debt was not created in contemplation of such merger, consolidation or acquisition and provided further that the aggregate principal amount of such Debt shall not exceed $50,000,000 at any time outstanding;

●	Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the board of directors of Omnicom Group Inc. in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

●	any assignment of accounts receivable (a) by and among Omnicom Group Inc. and its Subsidiaries or (b) pursuant to non-recourse factoring or similar arrangements or otherwise in an aggregate amount not to exceed in any fiscal year the greater of $500,000,000 (measured as the face value of such accounts receivable at the time of assignment) and 10.0% of the consolidated accounts receivable of Omnicom Group Inc. and its Subsidiaries as reflected in the consolidated balance sheet of Omnicom Group Inc. as of the end of the fiscal year of Omnicom Group Inc. most recently ended prior to such assignment for which financial statements are available; and

●	Liens otherwise prohibited by this covenant, securing Debt or other obligations in an aggregate amount at any time outstanding plus (b) the aggregate face value at the time of assignment of such accounts receivable assigned, the assignment of which is not otherwise permitted by the foregoing exceptions, in an aggregate amount not to exceed 20% of Consolidated Net Worth of Omnicom Group Inc. and its Subsidiaries as set forth in Omnicom Group Inc.’s most recently available financial statements.

Certain Definitions

Set forth below are certain defined terms used herein:

“Consolidated Net Worth” means the consolidated net worth of Omnicom Group Inc., as determined in accordance with generally accepted accounting principles in the United States of America or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

Consolidation, Merger or Sale

OCHP and Omnicom Group Inc. may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of OCHP with, into or to Omnicom Group Inc. or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture OCHP’s obligations on the Sterling notes and under the Sterling Notes Indenture), unless:

●	either (a) OCHP or Omnicom Group Inc., as applicable, is the successor person or (b) the successor person is an entity organized under the laws of (i) in the case of OCHP, the United Kingdom, any member country of the European Union or the United States or (ii) in the case of Omnicom Group Inc., the United States;

●	the successor person expressly assumes (a) in the case of OCHP, OCHP’s obligations with respect to the Sterling notes and the Sterling Notes Indenture or (b) in the case of Omnicom Group Inc., Omnicom Group Inc.’s obligations with respect to its guarantee of Sterling notes and the Sterling Notes Indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	OCHP or Omnicom Group Inc., as applicable, or the successor person has delivered to the trustee the certificates and opinions required under the Sterling Notes Indenture.

Listing

The Sterling notes are listed on the New York Stock Exchange under the symbol “OMC/33”.

Defeasance

The Sterling Notes Indenture will provide that OCHP may specify with respect to the Sterling notes that after OCHP or Omnicom Group Inc. has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the Sterling notes when due, then OCHP and Omnicom Group Inc.:

●	will be deemed to have paid and satisfied their obligations on all outstanding Sterling notes, which is known as “defeasance and discharge”; or

●	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the Sterling notes, which is known as “covenant defeasance.”

In each case, OCHP or Omnicom Group Inc. must also deliver to the trustee an opinion of counsel to the effect that the holders of the Sterling notes will have no United States federal income tax consequences as a result of such deposit.

In addition, the Sterling Notes Indenture will provide that if Omnicom Group Inc. chooses to have the defeasance and discharge provision applied to the Sterling notes, the subordination provisions of the Sterling Notes Indenture will become ineffective upon full defeasance of the Sterling notes.

When there is a defeasance and discharge, with limited exceptions, (1) the Sterling Notes Indenture will no longer govern the Sterling notes, (2) neither OCHP nor Omnicom Group Inc. will be liable for payment, and (3) the holders of the Sterling notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, OCHP will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Modification of the Sterling Notes Indenture

Under the Sterling Notes Indenture, OCHP, Omnicom Group Inc., and the trustee may enter into supplemental indentures without obtaining the consent of any holder of Sterling notes:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with the Sterling Notes Indenture’s provisions regarding successor corporations;

●	to comply with any requirements of the SEC in connection with the qualification of the Sterling Notes Indenture under the Trust Indenture Act of 1939, as amended;

●	to provide for global notes in addition to or in place of certificated notes;

●	to add to, change or eliminate any of the provisions of the Sterling Notes Indenture with respect to the Sterling notes; although no such addition, change or elimination may apply to the Sterling notes created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such Sterling notes with respect to such provision, unless the amendment becomes effective only when there is no outstanding Sterling notes created prior to such amendment and entitled to the benefit of such provision;

●	to secure the Sterling notes or any guarantee thereof;

●	to add an additional guarantor of any series of Sterling notes;

●	to add to OCHP’s or Omnicom Group Inc.’s covenants or obligations under the Sterling Notes Indenture for the protection of the holders of the Sterling notes or surrender any right, power or option conferred by the Sterling Notes Indenture on OCHP or Omnicom Group Inc.;

●	to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

●	to establish additional series of Sterling notes as permitted by the Sterling Notes Indenture.

OCHP, Omnicom Group Inc. and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the Sterling notes, modify the Sterling Notes Indenture or the rights of the holders of the Sterling notes. No modifications may, without the consent of the holder of the Sterling notes, be made that, as to any non-consenting holders:

●	reduce the percentage of Sterling notes whose holders need to consent to the modification;

●	reduce the rate or change the time of payment of interest on the Sterling notes;

●	reduce the principal amount of or the premium, if any, on the Sterling notes;

●	change the fixed maturity of any of the Sterling notes;

●	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal amount payable upon acceleration of the maturity of any Sterling notes issued originally at a discount;

●	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the Sterling notes;

●	change the currency in which any of the Sterling notes are payable;

●	impair the right to sue for the enforcement of any payment on or after the maturity of the Sterling notes;

●	release Omnicom Group Inc. from its obligations in respect of the guarantee of the Sterling notes or modify Omnicom Group Inc.’s obligations thereunder other than in accordance with the provisions of the Sterling Notes Indenture; or

●	waive a redemption payment with respect to the Sterling notes.

Events of Default

The Sterling Notes Indenture provides that events of default regarding the Sterling notes are:

●	failure to pay required interest on the Sterling notes for 30 days;

●	failure to pay principal, other than a scheduled installment payment, or premium, if any, on the Sterling notes when due;

●	failure to make any required deposit of any sinking fund payment when due;

●	failure to perform for 60 days after notice any other covenant in the Sterling Notes Indenture (other than a covenant included in the Sterling Notes Indenture solely for the benefit of a series of notes other than the Sterling notes);

●	(A) OCHP’s or Omnicom Group Inc.’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of OCHP or Omnicom Group Inc., as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to OCHP and Omnicom Group Inc. by the trustee or to OCHP, Omnicom Group Inc., and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Sterling notes; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the Sterling notes, then the event of default by reason thereof shall be deemed not to have occurred;

●	Omnicom Group Inc.’s guarantee applicable to the Sterling notes ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of the Sterling notes to the holders of such Sterling notes, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the Sterling Notes Indenture), and such condition shall have continued for a period of 30 days after written notice has been given to OCHP and Omnicom Group Inc. by the trustee or to OCHP, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Sterling notes;

●	certain events of bankruptcy or insolvency, whether voluntary or not; or

●	any other event of default described in the Sterling Notes Indenture.

If an event of default (other than the bankruptcy provision) regarding any series of Sterling notes issued under the Sterling Notes Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding Sterling notes may declare the Sterling notes due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the Sterling notes shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the Sterling notes. The holders of a majority in principal amount of Sterling notes may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). OCHP and Omnicom Group Inc. are required to file annually with the trustee a statement of an officer as to the fulfillment by OCHP and Omnicom Group Inc. of their respective obligations under the Sterling Notes Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding Sterling notes will be entitled to control certain actions of the trustee under the Sterling Notes Indenture. Holders of a majority in principal amount of the outstanding Sterling notes also will be entitled to waive past defaults regarding the Sterling notes, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of the Sterling notes. The trustee generally may not be ordered or directed by any of the holders of Sterling notes to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding the Sterling notes, the trustee may use any sums that it holds under the Sterling Notes Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of Sterling notes.

Before any holder of the Sterling notes may institute action for any remedy, except payment on the holder’s Sterling notes when due, the holders of not less than 25% in principal amount of the Sterling notes outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Book-Entry; Delivery and Form

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems and procedures has been obtained from sources that we believe to be reliable, but none of OCHP or Omnicom Group Inc. takes any responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects OCHP’s understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The Sterling notes were initially represented by one or more fully registered global notes without interest coupons. Each such global note was deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. Holders may hold their interests in the global notes through Euroclear or Clearstream, Luxembourg, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the global notes are in denominations of £100,000 and integral multiples of £1,000 in excess thereof. Euroclear and Clearstream, Luxembourg will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear or Clearstream, Luxembourg’s names on the books of their respective depositaries. Book-entry interests in the Sterling notes and all transfers relating to the Sterling notes will be reflected in the book-entry records of Euroclear and Clearstream, Luxembourg. The address of Euroclear is 1 Boulevard Roi Albert II, 1210 Brussels, Belgium, and the address of Clearstream, Luxembourg is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg.

The distribution of the Sterling notes was cleared through Euroclear and Clearstream, Luxembourg. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream, Luxembourg participants and will settle in same-day funds. Owners of book-entry interests in the Sterling notes will receive payments relating to their notes in Sterling, except as otherwise set forth in the Sterling Notes Indenture.

Euroclear and Clearstream, Luxembourg have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Sterling notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Euroclear and Clearstream, Luxembourg govern payments, transfers, exchanges and other matters relating to the investor’s interest in the Sterling notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way.

Euroclear and Clearstream, Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Certificated Notes

If the depositary for the Sterling notes represented by a registered global note is at any time unwilling, unable or no longer qualified to continue as depositary for the registered global note and a successor is not appointed by OCHP within 90 days, OCHP will issue Sterling notes in definitive form in exchange for the registered global note that had been held by the depositary. Any Sterling notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary.